SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


   Date of Report (Date of                             Commission File Number:
  earliest event reported):

        MARCH 17, 2000                                         1-10210





                                  EGLOBE, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                        13-3486421
 (State or other jurisdiction of                  (IRS Employer Identification
          incorporation)                                    Number)



                         1250 24TH STREET, NW, SUITE 725
                             WASHINGTON, D.C. 20037
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (202) 822-8981


          (Former name or former address, if changed since last report)

                                       NA





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                                  EGLOBE, INC.


ITEM 5            OTHER EVENTS

         On March 17, 2000, we closed a $4 million equity private placement with RGC International Investors, LDC ("RGC"), which made a $15 million investment in us on January 26, 2000. Pursuant to the terms of a securities purchase agreement, we issued RGC 4,000 shares of our Series Q convertible preferred stock (the "Series Q Preferred Stock") and warrants (the "Series Q Warrants") to purchase 100,000 shares of our common stock with a per share exercise price equal to $12.04, subject to adjustment for issuances of shares of our common stock below market price. We intend to use the proceeds of the private placement for general working capital.

         The Series Q securities purchase agreement also provides that we may issue up to 6,000 additional shares of our Series Q Preferred Stock and warrants to purchase an additional 150,000 shares of our common stock to RGC for an additional $6,000,000 at a second closing to be completed no later than July 15, 2000. The primary condition to the second closing is the effectiveness of a registration statement registering the resale of common stock underlying the Series Q Preferred Stock and the Series Q Warrants and the preferred stock and warrants issued in January (the "January Stock and Warrants").

         The shares of Series Q Preferred Stock carry an effective annual yield of 5% (payable in kind at the time of conversion) and are convertible, at the holder's option, into shares of common stock. The shares of Series Q Preferred Stock will automatically be converted into shares of common stock on March 15, 2003, subject to delay for specified events. The conversion price for the Series Q Preferred Stock is $12.04 until April 26, 2000, and thereafter is equal to the lesser of:

o the five day average closing price of our common stock on Nasdaq during the 22-day period prior to conversion, and

o     $12.04.

We can force a conversion of the Series Q Preferred Stock on any trading day following a period in which the closing bid price of our common stock has been greater than $24.08 for a period of at least 20 trading days after the earlier of:

o the first anniversary of the date the common stock issuable upon conversion of the Series Q Preferred Stock and Series Q Warrants is registered for resale, and

o the completion of a firm commitment underwritten public offering with gross proceeds to us of at least $45 million.

         The Series Q Preferred Stock is convertible into a maximum of 3,434,581 shares of common stock. This maximum share amount is subject to increase if the average closing bid prices of our common stock for the 20 trading days ending on the later of June 30, 2000 and the 60th calendar day after the common stock issuable upon conversion of the Series Q Preferred Stock and Series Q Warrants is registered is less than $9.375, provided that under no circumstances will the Series Q Preferred Stock be convertible into more than 7,157,063 shares of our common stock (the maximum share amount will increase to 9,365,463 shares of our common stock if we receive written guidance from Nasdaq that the issuance of the Series Q Preferred Stock and the Series Q Warrants will not be integrated with the issuances of the January Stock and Warrants). In addition, no holder may convert the Series Q Preferred Stock or exercise the Series Q Warrants it owns for any shares of common stock that would cause it to own following such conversion or exercise in excess of 4.9% of the shares of our common stock then outstanding.

         We may be required to redeem the Series Q Preferred Stock under certain circumstances:

o if we fail to perform specified obligations under the securities purchase agreement or related agreements;

o if we or any of our subsidiaries make an assignment for the benefit of creditors or become involved in bankruptcy, insolvency, reorganization or liquidation proceedings;

o if we merge out of existence without the surviving company assuming the obligations relating to the Series Q Preferred Stock;

o if our common stock is no longer listed on the Nasdaq National Market, the Nasdaq SmallCap Market, the NYSE or the AMEX;

o if the Series Q Preferred Stock is no longer convertible into common stock because it would result in an aggregate issuance of more than 3,434,581 shares of common stock, as such number may be adjusted, and we have not waived such limit or obtained stockholder approval of a higher limit; or

o if the Series Q Preferred Stock is no longer convertible into common stock because it would result in an aggregate issuance of more than 7,157,063 shares of our common stock (the maximum share amount will increase to 9,365,463 shares of our common stock if we receive written guidance from Nasdaq that the issuance of the Series Q Preferred Stock and the Series Q Warrants will not be integrated with the issuances of the January Stock and Warrants) and we have not obtained stockholder approval of a higher limit.

         The foregoing description of the Series Q Preferred Stock private placement does not purport to be complete and is qualified in its entirety by reference to (a) the Certificate of Designations, Rights and Preferences of Series Q Convertible Preferred Stock, filed as Exhibit 4.1 hereto, (b) the form of Warrant, filed as Exhibit 4.2 hereto, and (c) the Securities Purchase Agreement, filed as Exhibit 10.1 hereto, each of which is incorporated herein by reference.

(c)      Exhibits.

      4.1 Certificate of Designations, Preferences, and Rights of Series Q Convertible Preferred Stock of eGlobe.

      4.2 Form of Warrant to purchase 100,000 shares of eGlobe common stock, dated March 15, 2000.

      10.1 Securities Purchase Agreement, dated March 15, 2000, between eGlobe, Inc. and RGC International Investors, LDC.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          eGLOBE, INC.


Date:  March __, 2000                     By:           /s/
                                                    -----------------------
                                                   Graeme S.R. Brown
                                                    Deputy General Counsel
                                                       and Secretary



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                                  EXHIBIT INDEX


   Exhibit                                   Description

      4.1 Certificate of Designations, Preferences, and Rights of Series Q Convertible Preferred Stock of eGlobe.

      4.2 Form of Warrant to purchase 100,000 shares of eGlobe common stock, dated March 15, 2000.

      10.1 Securities Purchase Agreement, dated March 15, 2000, between eGlobe, Inc. and RGC International Investors, LDC.